EXHIBIT 10.25



                                  AMENDMENT TO
                               EXCHANGE AGREEMENT


     THIS AMENDMENT NO. 1 TO THE EXCHANGE AGREEMENT ("Amendment") is made and entered into as of the 30th of June, 2002, by and among (i) MDSI Mobile Data Solutions Inc., a Canadian corporation ("MDSI"); (ii) Richard S. Waidmann ("Waidmann") and Eric Y. Miller ("Miller," and collectively with Waidmann, the "Shareholders"), residents of the State of Missouri; and (iii) Connectria Corporation, a Missouri corporation ("Connectria").

                                    RECITALS

     A. Pursuant to an Agreement and Plan of Reorganization, dated as of May 9, 2000 (the "Reorganization Agreement"), MDSI acquired all of the outstanding voting securities of Connectria by a merger of a subsidiary of MDSI with and into Connectria as the surviving corporation (the "Merger") in a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     B. In order to unwind the Reorganization Agreement, and the transactions contemplated thereby, MDSI, Connectria and the Shareholders entered into an Exchange Agreement dated as of June 26, 2002 ("Exchange Agreement").

     C. The parties wish to amend the Exchange Agreement as provided in this Amendment.

     In consideration of the foregoing and the mutual covenants and agreements contained herein and in the Exchange Agreement, the parties hereto agree as follows:

          1. Capitalized Terms. Except as otherwise defined in this Amendment, capitalized terms used herein shall have the meanings ascribed thereto in the Exchange Agreement.

          2. Section 1. Section 1 of the Exchange Agreement is hereby deleted in its entirety and replaced with the following:

               1. Amendment of Connectria's Articles of Incorporation and Bylaws. Prior to Closing (as defined in Section 5 below), MDSI shall take all appropriate action to cause Article III of the Articles of Incorporation of Connectria to be amended (i) to authorize the issuance of up to one hundred thousand (100,000) shares of preferred stock, par value .01 per share (the "Preferred Stock"), and (ii) to authorize the Board of Directors of Connectria, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain powers, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions of the shares of each series so established (such amendment, the "Charter
     Amendment"). In addition, the parties hereto shall cause the bylaws of Connectria to be amended to include a new Article XIII containing restrictions on the transferability of shares of stock of Connectria, such Article to be in form and substance mutually satisfactory to the parties hereto.

          3. Section 3. Section 3 of the Exchange Agreement is hereby deleted in its entirety and replaced with the following:

               3. Capital Contributions and Warrant. Immediately following the proper filing of the Series A Designations with the office of the Secretary of State of Missouri, MDSI shall take all appropriate action to cause its subsidiary Mobile Data Solutions Inc., a Delaware corporation ("MDSI-USA"), to contribute to the capital of Connectria the principal amount of the $2,519,000 indebtedness of Connectria to MDSI-USA (the "Contributed Debt"). In recognition of such contribution, MDSI shall cause Connectria to issue to MDSI-USA a warrant to purchase up to 50,380 shares of Series A Nonvoting Preferred Stock, such warrant to have the exercise price, rights, expiration date and other terms set forth in Exhibit B attached to this Agreement (the "Warrant").

               4. Section 5(c). Section 5(c) of the Exchange Agreement is hereby deleted in its entirety and replaced with the following:

                    (c) In exchange for the shares of MDSI Common Stock and options therefor surrendered by Waidmann and Miller, MDSI shall distribute to Waidmann two-thirds of one share of common stock, par value $0.01 per share, of Connectria ("Connectria Common Stock"), and shall distribute to Miller one-third of one share of Connectria Common Stock.

          5. Section 6(b). Section 6(b) of the Exchange Agreement is hereby deleted in its entirety and replaced with the following:

               (b) Since the Merger, except for the amendment to the articles of incorporation of Connectria referenced in Section 1 above and amendments to the articles and bylaws of Connectria relating to the number of directors of Connectria and to the transferability of shares of the Corporation, no amendment to the articles of incorporation or bylaws of Connectria has been effected or approved by the Board of Directors of MDSI or, to the knowledge of MDSI, by Connectria. To the knowledge of MDSI, MDSI has delivered to the Shareholders all minutes of meetings of the Board of Directors and shareholder of Connectria since the date of the Merger, which minutes, to the knowledge of MDSI, contain an accurate record of all formal actions taken by the Board of Directors and shareholder of Connectria during such period.

          6. Section 6(c). Section 6(c) of the Exchange Agreement is hereby deleted in its entirety and replaced with the following:

               (c) MDSI is the record and beneficial owner of one (1) share of Connectria Common Stock, which is owned by MDSI free and clear of all liens, security interests, claims, encumbrances, options, transfer restrictions and other rights of third parties claiming by, through or under MDSI. Since the Merger, to the knowledge of MDSI, except as contemplated by this Agreement, Connectria has not issued or authorized any additional shares of stock of any class of Connectria, or granted to any person any option, warrant, preemptive right, convertible security or other right to purchase any equity security of Connectria, nor has Connectria granted or authorized any "phantom" stock rights or similar participation interests in the profits of Connectria.

          7. Schedule 6(g). Schedule 6(g) to the Exchange Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

          8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.



            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.


                                         MDSI MOBILE DATA SOLUTIONS INC.



                                         By /s/ Verne Pecho
                                            -----------------------------------
                                            Authorized Officer


                                         CONNECTRIA CORPORATION



                                         By /s/ Richard S. Waidmann
                                            -----------------------------------
                                            Authorized Officer


                                         /s/ Richard S. Waidmann
                                         --------------------------------------
                                         Richard S. Waidmann


                                         /s/ Eric Y. Miller
                                         --------------------------------------
                                         Eric Y. Miller

                                    Exhibit A

                                  Schedule 6(g)


1. The Exchange Agreement and the Exhibits and Schedules thereto provide that MDSI and its subsidiaries are parties to certain agreements with Connectria, hold certain claims, debts or other obligations of Connectria, furnish certain goods and services to Connectria, and own or have other rights with respect to certain assets that are used by Connectria in the conduct of its business.

2. MDSI provides accounting and record keeping services to Connectria on J.D. Edwards financial software.

3. The $1,000,000 in loan guarantees and equipment leases made by MDSI on behalf of Connectria, as set forth on the attached Summary of Leases Guaranteed by MDSI - 7/1/2002, which the Shareholders represent and warrant is a true and complete summary of MDSI's commitments as of July 1, 2002.

4. The parties acknowledge and agree that the domain names "eservice.com", "ideligo.com", "ideligo.net", "gomdsi.com" and "gomdsi.net" are the property of MDSI. Connectria and the Shareholders agree to execute such instruments and to take such actions as MDSI shall reasonably request to evidence MDSI's ownership of such domain names and to transfer to MDSI any rights of Connectria and the Shareholders in such domain names.

                                          Summary of Leases Guaranteed By MDSI - 7/1/2002


                                                                                        Months
                Lessor's           Amount       Monthly Lease     Term      Maturity   Remaining                    Connectria
   Lessor        Lease #          Financed     Pymt (w/o taxes)  (Months)     Date     At 7/1/02    Vendor          Lease ID#
-------------------------------------------------------------------------------------------------------------------------------
FNF Capital   #267203-004        $107,768.06     $ 3,450.73       36.00      7/9/2003    12.00      CDW             Lease #33
GE Capital
 Colonial
 Pacific
 Leasing      #339283001         $229,642.52     $ 7,313.20       36.00    11/15/2003    16.00      GWI,Keylink,
                                                                                                    MCI,POE         Lease #36
HSBC          #007-0065046-003   $160,500.00     $ 4,640.26       36.00    12/24/2003    18.00      Access          Lease #37
                                                                                                    Technologies
HSBC          #007-0065046-004   $189,978.46     $ 5,492.53       36.00     1/31/2004    19.00      CDW             Lease #39
HSBC          #007-0065046-005   $136,937.29     $ 3,959.04       36.00     1/14/2004    19.00      POE             Lease #40
HSBC          #007-0065046-006   $118,826.00     $ 3,393.45       36.00     2/28/2004    20.00      CDW             Lease #41

-------------------------------------------------------------------------------------------------------------------------------
 Totals                          $943,652.33     $28,249.21
-------------------------------------------------------------------------------------------------------------------------------